Exhibit 3.3

CERTIFICATE OF INCORPORATION
of
[                                                 ], INC.

Pursuant to Title 14A:2-7 New Jersey Business Corporation Act

ARTICLE 1
NAME

The name of the corporation is [                               ], Inc. (hereinafter, the “Corporation”).

ARTICLE 2

SPECIFIC PURPOSES OF THE CORPORATION

The purpose for which this Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the NJSA 14A 1-1 et seq.

ARTICLE 3
REGISTERED AGENT

The name and address in of the Corporation’s registered agent for service of process is: [                         ].

ARTICLE 4
SHARES

The aggregate number of shares which the Corporation is authorized to issue is [                            ].

ARTICLE 5
BOARD OF DIRECTORS

The name and address of the first Board of Directors, which shall consist of 3 Directors, is as follows:

[                                  ]

[                                  ]

[                                  ]

ARTICLE 6
INITIAL INCORPORATOR

                The name and address of the incorporator is : [                                  ].

ARTICLE 7
DURATION

                The duration of the corporation is perpetual.

ARTICLE 8
EFFECTIVE DATE

                The effective date of this Certificate of Incorporation is: [                                 ].

                IN WITNESS whereof, the incorporator, being over 18 years of age, has signed this certificate this         day of                    .